UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2007

Intraware, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25249	68-0389976
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25 Orinda Way
Orinda, California    94563
(Address of principal executive offices including zip code)

(925) 253-4500
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

On January 19, 2007 the Company's Board of Directors approved a Second Amended and Restated Preferred Stock Rights Agreement ("Rights Agreement") between the Company and Computershare Investor Services, LLC (the "Rights Agent"), which supersedes and replaces the Company's previous Preferred Stock Rights Agreement dated September 8, 2005, and as amended and restated June 22, 2006. The Second Amended Rights Agreement allows two of the Company's existing investors, Special Situations Technology Fund, L.P. (Tech) and Special Situations Technology II, L.P. (Tech II), (collectively "Special Situations Technology Funds"), and certain of their affiliated companies, to collectively acquire up to twenty percent of the Company's outstanding common stock without creating a triggering event under the Rights Plan. Special Situations Technology Funds are affiliated equity fund companies located in New York, NY.

Section 3 — Securities and Trading Markets

Item 3.03    Material Modification to Rights of Security Holders.

Please refer to the disclosure provided under "Item 1.01 Entry into a Material Definitive Agreement" which is incorporated by reference into this Item 3.03 of this Current Report on Form 8-K.

Section 9 — Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:
Exhibit Number	Description of Exhibits.
4.1	Second Amended Stockholder Rights Agreement.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2007	Intraware, Inc.

/s/ Paul D. Warenski Paul D. Warenski Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits.
4.1	Second Amended Stockholder Rights Agreement. Also provided in PDF format as a courtesy.